Exhibit 99.1
GETTY REALTY CORP. ANNOUNCES
REGULAR QUARTERLY COMMON STOCK DIVIDEND AND
APPOINTMENT OF DAVID B. DRISCOLL AS NEW PRESIDENT AND CHIEF
EXECUTIVE OFFICER
     JERICHO, NY, February 25, 2010 -— Mr. Leo Liebowitz, Chairman and Chief Executive Officer of Getty Realty Corp. (NYSE-GTY), reported that, at the Board of Directors meeting held earlier today, the Directors declared a quarterly Common Stock dividend in the amount of $0.475 per share payable in cash on April 8, 2010 to holders of record on March 25, 2010.
     In addition, the Company reported that as part of its management succession process, Mr. Liebowitz will relinquish his position as the Chief Executive Officer of the Company at the 2010 annual stockholder meeting, scheduled for May 20, 2010, and Mr. David B. Driscoll, who has been serving as the Company’s Lead Independent Director, will be appointed to the positions of President, effective April 1, 2010, and Chief Executive Officer, effective on the date of the Company’s annual stockholder meeting.
     Following the annual stockholders meeting, under a three-year employment contract Mr. Liebowitz will continue to serve as the Chairman of the Company’s Board of Directors and will retain an active role in the Company through May 2013 at which time he intends to retire.
     Mr. Driscoll will enter into an employment contract as the Company’s President and Chief Executive Officer for an initial term of three years. Currently, Mr. Driscoll is a Managing Director at Morgan Joseph and Co. Inc. where he was a founding shareholder. Prior to his work at Morgan Joseph, Mr. Driscoll was a Managing Director for ING Barings, where he was Global Coordinator of the real estate practice and prior to ING Barings, Mr. Driscoll was the founder of the real estate group at Smith Barney, which he ran for more than a decade. Mr. Driscoll has worked with the Company for more than 12 years and was directly involved in many of the Company’s strategic undertakings. Mr. Driscoll will remain a Director of the Company. He will be succeeded as Lead Independent Director by Mr. Howard Safenowitz who has been a Director for the last 12 years.
     Mr. Liebowitz commented, “I am pleased that David has agreed to join the Company as its new President and Chief Executive Officer. David has been a trusted member of our team for many years. His breadth of experience, knowledge of our Company, and fresh vision will be great assets to the Company’s future. We are fortunate that he is willing to take on this leadership role.”
     Mr. Driscoll said: “Leo Liebowitz is a legend in this industry. Certainly, no single individual will be able to fill his shoes adequately. I am gratified that Leo has agreed to remain active with the Company as we move forward to pursue more aggressive growth. I look forward to the opportunities ahead.”
In addition, the Company announced that it will hold its Annual Meeting of Stockholders at 3:30 p.m. on May 20, 2010 at the offices of JP Morgan Chase, 277 Park Ave., New York, N.Y., and that the record date for common stockholders entitled to notice of, and to vote at, the annual meeting has been set for Thursday March 25, 2010.
Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,075 properties nationwide.

Contact:	Thomas J. Stirnweis (516) 478-5403
CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE INCLUDE MR. DRISCOLL’S STATEMENTS REGARDING THE COMPANY’S GROWTH AND OPPORTUNITIES. INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.
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